UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2006

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12907	13-3873847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania	18041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 679-7991

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 24, 2006, Knoll, Inc. (the “Company”) issued a press release reporting its financial results for the three-month period ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On July 24, 2006, the Company announced that certain of its stockholders commenced a secondary offering of 9,100,000 shares of common stock under the Company’s existing effective shelf registration statement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On July 24, 2006, the Company issued a press release reporting that it had settled its patent litigation with Humanscale Corporation. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K. This settlement will not have a material impact upon the Company’s current or future operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release, dated July 24, 2006, concerning financial results.

Exhibit 99.2 – Press Release, dated July 24, 2006, concerning secondary common stock offering.

Exhibit 99.3 – Press Release, dated July 24, 2006, concerning patent litigation with Humanscale.

The information in this report and the attached press releases included under Items 2.02 and 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

Dated: July 24, 2006	By:	/s/ Barry L. McCabe
	Name:	Barry L. McCabe
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated July 24, 2006, concerning financial results.

99.2	Press Release, dated July 24, 2006, concerning secondary common stock offering.

99.3	Press Release, dated July 24, 2006, concerning patent litigation with Humanscale.